UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2006

Aquila, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(816) 421-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2006, the Company and Mid-Kansas Electric Company (“MKEC”) amended the asset purchase agreement dated September 21, 2005, under which MKEC has agreed to acquire the assets and liabilities comprising the Company’s Kansas electric utility operations. Under the amendment, the base purchase price payable by MKEC under the asset purchase agreement will be reduced by an amount equal to (i) the book value of the Company's 8% interest in the Jeffrey Energy Center associated with the Company's Kansas electric utility operations (the "JEC Interest"), plus (ii) $2 million. The parties also agreed not to terminate the asset purchase agreement before October 2, 2006, subject to extension until January 2, 2007 if the only closing conditions that remain unsatisfied relate to the receipt of regulatory approvals.

On August 11, 2006, the Company and Westar Energy, Inc. ("Westar") entered into a transfer agreement whereby the Company will transfer the JEC Interest to Westar, rather than to MKEC as originally contemplated by the asset purchase agreement described above. Westar will acquire the JEC Interest from the Company for a purchase price equal to the book value of the JEC Interest, minus $3.5 million. The closing of this transaction is subject to, among other things, receipt of certain regulatory approvals (including, without limitation, the approval of the Federal Energy Regulatory Commission, the Federal Trade Commission, and the Kansas Corporation Commission); the closing of the Company’s sale of its Kansas electric utility operations to MKEC; the effectiveness of a participation power agreement related to the JEC interest between Westar and MKEC, which has been executed by those parties; and the consent of certain financial parties with ownership or other interests in the JEC Interest.

This description of the amendment to the asset purchase agreement and the JEC transfer agreement, as well as the transactions contemplated thereby, does not purport to be complete, and is qualified by reference to the asset purchase agreement, the amendment, and the JEC transfer agreement. Copies of these agreements are filed as exhibits to this Form 8-K. The agreements contain representations and warranties of the parties made to (and solely for the benefit of) each other, and the assertions embodied in those representations and warranties are qualified by information in exhibits and confidential schedules that the parties have exchanged with each other. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, because they were made as of the date of the agreements and are modified in important part by the exhibits and confidential disclosure schedules.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Asset Purchase Agreement Amendment No. 1, by and between Aquila, Inc. and Mid-Kansas Electric Company, dated August 11, 2006.
10.2	Jeffrey Energy Center Transfer Agreement by and between Aquila, Inc., Westar Energy, Inc., and Kansas Gas and Electric Company, dated August 11, 2006.
10.3

Asset Purchase Agreement by and between Aquila, Inc. and Mid-Kansas Electric Company, dated September 21, 2005 (incorporated herein by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K dated September 21, 2005 and filed with the Securities and Exchange Commission on September 27, 2005).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:         /s/ Christopher M. Reitz

Christopher M. Reitz

Senior Vice President, General Counsel and Corporate Secretary

Date: August 17, 2006